INTERLINE RESOURCES CORPORATION
                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 4, 1998



TO THE SHAREHOLDERS OF INTERLINE RESOURCES CORPORATION


      The Annual Meeting of the Shareholders of Interline Resources Corporation (the "Company") will be held at 160 West Canyon Crest Road, Alpine, Utah, on September 4, 1998, at 2:00 p.m. local time, for the following purposes:

      1. To elect three (3) directors each to serve until the 1999 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

      2. To transact such other business as may come before the meeting or any adjournment or adjournments thereof.


      The Board of Directors has fixed the close of business on July 23, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                            By Order of the Board of Directors

                                           /s/ Michael R. Williams
                                           ----------------------------------
                                           Chief Executive Officer



Alpine, Utah
July 29, 1998



All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, your are urged to sign and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                       INTERLINE RESOURCES CORPORATION
                          160 West Canyon Crest Road
                              Alpine, Utah 84004

                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                         To be held September 4, 1998



      The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interline Resources Corporation, a Utah corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held September 4, 1998 and at any adjournment(s) thereof. The Annual Meeting of Shareholders (the "Meeting") will be held at the Company's offices at 160 West Canyon Crest Road, Alpine, Utah 84004 at 2:00 p.m. local time. The Proxy Statement, the Notice of Annual Meeting of Shareholders and the Proxy were first sent or given to the Company's shareholders on or about July 29, 1998.

      The sole matter to come before the Meeting is the election of three (3) directors to the Board of Directors to serve until the 1999 Annul Meeting of Shareholders and thereafter until their successors are elected and are qualified.


                      RECORD DATE AND VOTING SECURITIES

      The securities of the Company entitled to vote at the Meeting consist of shares of the Company's common stock, $.005 par value. Only shareholders of record at the closing of business on July 23, 1998, the record date for the Meeting, well be entitled to notice of and to vote at the Meeting. On the record date the Company had outstanding 14,074,160 shares of common stock. See "Principal Shareholders and Security Ownership of Management" for information concerning beneficial ownership of the Company's stock.

      Assuming a quorum is present, the three (3) nominees receiving the greatest number of votes cast by the holders of the common stock will be elected as directors. There will be no cumulative voting in the election of directors.

      Abstentions are treated as present and entitled to vote at the Meeting. Therefore, abstentions well be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., share held by brokers) requiring a minimum number of votes for approval (but not the election of directors) or nominees as to which instructions have not been received from the beneficial owners or persons entitled to voted and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, thus, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

      All Proxies received pursuant to this solicitation will be voted at the Meeting and at any adjournments thereof as indicated in the Proxy. If no instructions are given, the persons named in the Proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed below.


                           REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person


                     GENERAL INFORMATION ABOUT THE COMPANY

      The Company is a Utah corporation with its principal and executive offices located at 160 West Canyon Crest Road, Utah 84004 (801) 756-3031. Interline Resources Corporation (the "Company"), a Utah corporation, is engaged in two areas of business, each operating as separate subsidiaries: Interline Hydrocarbon Inc., a Wyoming corporation, which commercializes the Company's patented used oil refining technology; and Interline Energy Services, Inc., a Wyoming corporation, which manages the Company's oil and gas operations located in Wyoming.

      The Company has invested substantial resources commercializing an used oil refining technology and has signed license agreements with companies in England, South Korea, Dubia, Australia and Spain. The Company's first used oil refinery was constructed in Salt Lake City, Utah in 1996. The Company's main oil and gas operations consist of natural gas gathering, natural gas processing and oil well production.

      On September 26, 1997, the Company filed a Petition for Reorganization under Chapter 11 (the "Petition") of the United States Bankruptcy Code. The Company is continuing with its operations as a debtor-in-possession under the Bankruptcy Code. The Company's subsidiaries did not join the Company in the Petition and are not directly involved in the Bankruptcy Reorganization Proceeding, however, because the Company operates through its subsidiaries, the bankruptcy reorganization will substantially impact the subsidiaries. During the time the Company is in the Bankruptcy Proceeding, it will be subject to the jurisdiction of the U.S. Bankruptcy Court.

      On June 18, 1998, the Company filed a Plan of Reorganization and Disclosure Statement to the Plan of Reorganization with the United States Bankruptcy Court for the District of Utah,

Central Division. On July 14, 1998, the Company's Plan of Reorganization and Disclosure Statement to the Plan of Reorganization was approved and circulation thereof authorized by the United States Bankruptcy Court for the District of Utah, Central Division. A hearing on confirmation of the Plan of Reorganization and Disclosure Statement to the Plan of Reorganization is schedule with the United States Bankruptcy Court for the District of Utah, Central Division, for August 27, 1998.

                          PRINCIPAL SHAREHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGMENT

      The following table sets forth information regarding shares of the Company's common stock owned beneficially as of July 23, 1998 by each director and nominee for director, each of the executive officers, all officers and directors as a group and each person known by the Comp. any to beneficially own 5% or more of the outstanding shares of the Company's common stock.

Name and Address                                                  Percentage
of Beneficial Owner                 Shares Owned(1)
Owned

Michael R. Williams(2)(3)             3,130,506                      21%
160 W. Canyon Crest Rd.
Alpine, UT 84004

Mike Mcgee(2)(6)                         15,000                       0%
4010 South Poplar Street
Casper, Wyoming  82601

Maurice D. Sabbah(4)                  2,120,416                    14.5%
c/o Fortress RE
262 East Morehead St.
PO Box 700
Burlington, NC  27216

Mark W. Holland(2)(5)                   232,220                     1.6%
160 W. Canyon Crest Rd.
Alpine, UT 84004

All Officers and Directors            3,377,726                      23%
as a Group (3 persons)

Total Shares Issued and              14,608,826                     100%
Outstanding(1)

      (1)As of July 23, 1998 there were 14,074,160 shares of the Company's common stock issued and outstanding. Under the rules of the Securities and Exchange Commission and for purposes of the above set forth chart, all shares issuable to the above referenced persons upon the exercise of options and warrants and conversion rights are deemed to be issued and outstanding. A total of 534,666 shares are issuable upon currently exercisable options and debentures owned by the persons set forth in the table above. Therefore, for purposes of the above set forth chart, there are deemed to be 14,608,826 shares issued and outstanding.

      (2) These individuals are the officers and directors of the Company.

      (3) Mr. Williams is a Director and the Company's Chief Executive Officer. The number of shares indicated as owned by Mr. Williams includes 2,628,056 beneficially owned, 104,450 shares owned by his minor children and 398,000 shares issuable upon the exercise of currently exercisable options.

      (4) Includes 2,052,666 shares which are owned directly by Mr. Sabbah and 67,750 shares which may be issued upon the conversion of outstanding debt instrument. The number of shares indicated excludes 29,000 shares owned by Mr. Sabbah's daughter and 25,000 shares owned by Mr. Sabbah's wife, as to both of which Mr. Sabbah disclaims beneficial ownership, and any shares issuable upon conversion of an aggregate of $5,000,000 of debt instruments issued by the Company which are convertible into shares of common stock because of defaults on those debt instruments.

      (5) Mr. Holland is Director and Chief Financial Officer of the Company. The number of shares indicated as owned by Mr. Holland includes 178,054 directly owned by Mr. Holland and 54,166 shares which may be issued upon the exercise of a currently exercisable stock option.

      (6) Mr. Megee is a Director and Executive Vice President of the Company. The number of shares indicated as owned by Mr. Megee is 15,000 shares which may be issued upon the exercise of a currently exercisable stock option.


                      PROPOSAL 1: ELECTION OF DIRECTORS

Nominees
      A board of three (3) directors is to be elected as the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

      The following table sets forth for each nominee for election as a director his name, all position with the Corporation held by him, his principal occupation, his age and the year in which he first became a director of the Corporation.

      Name                         Age              Position

      Michael R. Williams           46        Director/Chairman/CEO/President

      Mark W. Holland               41        Director/Chief Financial Officer

      Michael A. Megee              51        Director

      Background information concerning the Company's officers and directors is as follows:

      Michael R. Williams. Mr. Williams has been an officer and director of the Company since October 1990. He was also president, founder and majority owner of Interline Natural Gas, a privately held company acquired by the Company. Mr. Williams received his Bachelor of Arts degree in Business Management from Brigham Young University in 1975.

      Mark W. Holland. Mr. Holland has been employed as a Controller for the Company since 1989 and was appointed Chief Financial Officer in 1994. On May 16, 1997 Mr. Holland was appointed as a Director of the Company. From 1983 to 1989 Mr. Holland was employed by Savage Industries, Inc. as an accountant and as a Controller for the Ideal Corporation and Cornelius Development Corporation subsidiaries. Mr. Holland received his Certified Public Accountant certification in 1989. Mr. Holland received his Bachelor of Science degree in Accounting and Business Administration from Southern Utah State College in 1983.

      Michael A. Megee. Mr. Megee has been employed as President of the oil and gas operations since joining the Company in 1994. On September 18, 1997 Mr. Megee was appointed as a Director and Vice President of the Company. Mr. Megee has 25 years experience in the energy industry, with emphasis on business development, economic analysis, and management of oil and gas pipelines, chemicals, coal, and gas processing. Mr. Megee has an accounting degree from Lamar University in Texas, and was previously employed with Gulf Oil and Coastal Corporation prior to joining the Company.


Committees and Meetings

      The Board of Directors held four meetings during the 1997 fiscal year. Mr. Williams and Mr. Holland were directors of the Company during all of the meetings during the fiscal year and the number of Board Meetings attended by each of them is as follow: Michael R. Williams - four; Mark W. Holland - four. Mr. Yeoman was director for three meeting during the fiscal year and attended three meetings. Mr. McGee was director for one meeting during the fiscal year and attended that meeting

      The Board of Directors presently has no standing audit, compensation or nominating committees.

Executive Compensation

      The following table sets forth the aggregate compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:

                          SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------
                                                             Long-Term Compensation
                                                           -------------------------

                          Annual Compensation                  Awards             Payouts
                          -------------------------------------------------------------------------------

(a)             (b)       (c)       (d)      (e)          (f)          (g)          (h)        (i)
                                                                                               All
                                             Other                                             Other
Name and                                     Annual       Restrict      Options/    LTIP       Compen-
Principal                 ($)       ($)      Compen-      Stock         SAR's       Payouts    sation
Position        Year      Salary    Bonus     sation($)   Awards($)     (#)          ($)        ($)
---------------------------------------------------------------------------------------------------------

Michael R.      1997     $156,216   $-0-     $-0-          $-0-         7,500(1)    $-0-       $-0-
 Williams,      1996     $168,000   $-0-     $-0-          $-0-         7,500(1)    $-0-       $-0-
 President,     1995     $198,000   $-0-     $-0-          $-0-         7,500(1)    $-0-       $-0-
 CEO Chairman
---------------------------------------------------------------------------------------------------------
LaMar Gagon     1997      $33,679   $-0-     $-0-          $-0-            0        $-0-       $-0-
  Director/     1996     $100,000   $-0-     $-0-          $-0-        24,167(2)    $-0-       $-0-
  President     1995     $100,000   $-0-     $-0-          $-0-         7,500(2)    $-0-       $-0-

---------------------------------------------------------------------------------------------------------



(1) According to the Company's 1994 Officers and Directors Stock Option Plan which was approved by the Company's shareholders on May 10, 1994, Mr. Williams was granted 7,500 shares of the Company common stock on March 1, 1995, March 1, 1996 and March 1, 1997 at a price of $4.50.

(2) According to the Company's 1994 Officers and Directors Stock Option Plan which was approved by the Company's shareholders on May 10, 1994, Mr. Gagon was granted 7,500 shares of the Company common stock on March 1, 1995, March 1, 1996 and March 1, 1997 at a price of $4.50. Mr. Gagon was granted 16,667 shares of the Company's stock at an exercise price of $4.50 per share, according to a stock option grant approved by shareholders on June 15, 1995. The option was not exercisable until the expiration of six months from the date of shareholders approval. On May 1, 1997, Mr. Gagon resign his positions as Director and Officer of the Company.

      The Company provides health and life insurance to its employees, including its officers and certain directors.
                                    -6-

Stock Options Granted During 1997

      The following table provides information on grants of stock options during 1997 to the persons named in the Summary Compensation Table above.

___________________________________________________________________________________________

                             OPTION GRANTS IN 1997

                               Individual Grants

(a)                       (b)                (c)                 (d)           (e)
___________________________________________________________________________________________
                                           % of Total
                                           Options             Exercise
                         Options           Granted to          or Base
                         Granted           Employees in        Price         Expiration
Name                     (#)               Fiscal Year         ($/Sh)        Date

___________________________________________________________________________________________

Michael R. Williams      7,500             25%                 $4.50         3/1/02
___________________________________________________________________________________________






Option Values at December 31, 1997

      No options were exercised during 1997 by the person named in the Summary Compensation Table. The following table provides information on the unexercised options at December 31, 1997 owned by the people named in the Summary Compensation Table above.


                      AGGREGATE OPTION EXERCISED IN 1997
                        AND YEAR-END 1997 OPTION VALUES
-----------------------------------------------------------------------------------------------------

        (a)            (b)      (c)                    (d)                        (e)
-----------------------------------------------------------------------------------------------------

                                                    Number of              Value of Unexercised
                                              Unexercised Options at       In-the-Money Options
                                                Year End 1997 (#)                   at
                                                                           Year End 1997 ($)(1)
-----------------------------------------------------------------------------------------------------
                     Shares
                    Acquired    Value
                       on      Realized   Exercisable    Unexercisable   Exercisable   Unexercisable
       Name         Exercise
------------------------------------------------------------------------------------------------------

Michael R. Williams    -0-       -0-        388,000           -0-          $ -0-           -0-

------------------------------------------------------------------------------------------------------


(1)An "In-the-Money" stock option is an option for which the market price of the Company's common stock underlying the option on December 31, 1997 exceeded the option price. The value shown represents stock price appreciation since the date of grant. The market price was based upon the closing price of the Company's common stock on the obtain by a licensed stock broker on December 31, 1997 ($0.0625).

Employment Agreements

      The Company has no written employment agreement with any officers or directors. Effective November 1997, Michael R. Williams monthly salary was reduced from $14,000 to $10,417 by the Company.


Compensation of Directors

      The Company's directors receive no compensation for Board of Directors Meetings attended. On February 24, 1994, the Board of Directors adopted an Officer and Directors Stock Option Plan. The Plan was adopted by the Company's shareholders on May 10, 1994 and is a "formula" grant plan. The Plan provides that each director and officer is to receive an option to purchase 7,500 shares at market value on the initial date of grant or upon becoming an officer or director of the Company. The initial date of grant was February 24, 1994. On March 1st of each year thereafter, an additional option for 7,500 shares is granted. Such additional options are exercisable at the market value on such date.


Certain Relationships and Related Transactions

      In connection with the Company's purchase of its corporate offices in Alpine, Utah, in 1992, Michael R. Williams executed a personal and individual guarantee agreement for the $250,000 SBA 504 portion of the long-term financing. Michael R. Williams, Timothy G. Williams and Gearle D. Brooks executed guarantees as individual guarantors of the commercial bank's $562,000 first mortgage.

      During 1993, the Company borrowed funds from officers Michael R. Williams, Timothy G. Williams and Gearle D. Brooks. These loans accrued interest at the rate of 6% per annum and are unsecured. The amounts of such loans made by each lender and the amount due and owed by the Company as of December 31, 1997 was as follows:


                                    Total Amount             Unpaid as of
            Lender                  of Loans                 12/31/97
          ----------                --------------           -------------
      Michael R. Williams           $89,519                  $-0-
      Timothy G. Williams           $19,000                  $9,000
      Gearle D. Brooks              $79,985                  $21,491

      As part of the merger with Interline Natural Gas, the Company issued a total of $300,000 in long-term notes to the shareholders of Interline Natural Gas. The amounts of such loans made by each lender and the amount due and owed by the Company as of December 31, 1997 was as follows:


                                  Total Amount                Unpaid as of
            Lender                of Loans                    12/31/97
         ------------             -----------------        ----------------
      Michael R. Williams          $165,000                   $     -0-
      Timothy G. Williams          $ 60,000                   $     -0-
      Gearle D. Brooks             $ 75,000                   $64,843


      As of April 6, 1998, the Company has not paid the following three Senior Securities notes due to Maurice D. Sabbah, a shareholder of the Company, totaling $2,530,089 and associated interest due September 1, 1996. As a result, loans from this person are currently in default.

I. During 1994, the Company issued a $250,000 senior convertible note payable to a shareholder. The note bears interest at 10% and was due on September 1, 1996. After December 31, 1994, the note is convertible in full to 67,750 shares of the Company's restricted common stock, at the option of the note holder.

II. On February 29, 1996 the Company obtained $1,500,000 in a 6% senior secured note from a shareholder. The obligation was due September 1, 1996. In the event of a default on the note the principal can be converted to shares of the Company's common stock at the price of the lesser of $3.20 per share or 80 percent of the average closing price for the Company's shares for the five consecutive trading days preceding the date of conversion. The note was secured by all of the issued and outstanding stock of two subsidiaries, Interline Energy Services and Gagon Mechanical Contractors.

III. On July 19, 1996, the Company obtained $780,089 in a 9.5% senior secured note from the same shareholder. The note was due September 1, 1996. The note is secured by the outstanding shares of Interline Energy Services, Gagon Mechanical and Interline Hydrocarbon.

IV. On May 15, 1996, the Company obtained $2,500,000 in a 9.25% senior secured note from the same shareholder as above. The note is due January 15, 1998 and is secured by the outstanding shares of Interline Energy Services and Gagon Mechanical. Upon default, the loan may be converted into shares of the Company's common stock at the lesser of $3.12 per share or 80 percent of the average closing price for shares of the Company's common stock for five consecutive trading days preceding the date of conversion. As additional consideration for the shareholder making the Loan to the Company, the Company has issued a Warrant to purchase up to 250,000 shares of common stock at $3.90 per share. By virtue of cross default provisions in this note, an event of default under this note has occurred, and its holder has a right to accelerate the Company's obligation to repay principal and interest at any time.

During 1997, the Company paid a related party $2,350,000 of which $2,200,000 was proceeds from the sale of the Utah oil and gas operations and $150,000 was proceeds from the sale of two compressor located in the Wyoming operations. The $2,350,000 was all applied to principal. As of December 31, 1997 the balance owed to the related party is $2,680,089 in principal and $885,776 in interest.


         Note Payable and Accrued Interest Due to Related Party

                Initial    Interest     Current      Accrued
                Balance    Rate         Balance      Interest
  -------------------------------------------------------------------

   Note 1       $250,000     12%        $250,000     $90,014

   Note 2      1,500,000     12%       1,500,000     285,042

   Note 3        780,089     16%               0     426,656

   Note 4      2,500,000     16%         930,089      84,064

  -------------------------------------------------------------------
   Total:     $5,030,089              $2,680,089    $885,776
  ===================================================================




                     RECOMMENDATION OF BOARD OF DIRECTORS

      Tanner + Co. has served as the Company's independent auditor since 1989. No change of auditors is contemplated. A representative of Tanner + Co. will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.



              COMPLIANCE WITH SECTION 16(a) OF THE SECURTIES AND
                             EXCHANGE ACT OF 1934

      Section 16 of the Securities Exchange Act of 1934 requires the filing of reports for sales and purchases of the Company's common stock made by officers, directors and 10% or greater shareholders. A Form 4 must be filed within 10 days after the end of the calendar month in which a sale or purchase occurred. Based upon review of Form 4 filed with the Company, the Company believes that all persons required to file reports under Section 16 were current on their filing

                      RIGHTS OF DISSENTING SHAREHOLDERS

      The matters to be considered and acted upon at the Meeting do not create any dissenting shareholders rights under Utah corporation law.


                            STOCKHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company by January 2, 1999 to be considered for inclusion in the proxy statement and form proxy relating to the 1999 Meeting.

                                 FORM 10-KSB

      The Company's Form 10-KSB for the year ended December 31, 1997, is being mailed to shareholders with this Proxy Statement.


                                   GENERAL

      Management of the Company does not know of any matters other than the foregoing that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.

      The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company who will not be compensated for their services. The Company will reimburse banks, brokerage firms and others custodians nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their proposals and obtaining their proxies. A professional proxy solicitor will not be engaged.

      Whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return promptly in the enclosed envelope.


                                   By Order of the Board of Directors

                                   /s/ Michael R. Williams
                                   ----------------------------------
                                   Chief Executive Officer
                                   By: Order of the Board of Directors


July 29, 1998
                                    -11-